REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Epic Stores Corp.

We have audited the accompanying consolidated balance sheets of Epic Stores Corp. and subsidiary (the "Company") as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Epic Stores Corp. and subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC

 Henderson, NV
June 24, 2015

Corporate Headquarters: De Joya Griffith, LLC
2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702)563-1600 Fax: (702)920-8049

EPIC STORES CORP.
CONSOLIDATED BALANCE SHEETS
(AUDITED)

ASSETS	December 31, 2014	December 31, 2013
Current assets
Cash	$157,692	$250,188
Accounts receivable	34,562	21,137
Inventory	217,109	230,118
Prepaid expense	9,362	-
Total current assets	418,725	501,443

Deposits	35,258	20,267
Fixed assets, net	1,129,151	858,743
Tenant improvements, net of accumulated depreciation	523,915	52,021

Total assets	$2,107,049	$1,432,474

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$910,251	$270,525
Deferred rents - current portion	123,620	131,582
Equipment loan - current portion	45,052	30,829
Loans from related parties - current portion	89,000	37,000
Total current liabilities	1,167,923	469,936

Deferred rents	820,349	163,408
Equipment loan	127,908	84,523
Notes payable to related party	200,000	200,000
Notes payable	700,000	200,000
Declared dividends	96,660	-
Total liabilities	3,112,840	1,117,867

Stockholders' equity (deficit)
Preferred stock, $0.001 par value; 10,000,000 shares authorized;
0 and 0 shares issued and outstanding as of December 31, 2014
and December 31, 2013, respectively	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized;
21,579,916 and 15,433,445 shares issued and outstanding
as of December 31, 2014 and December 31, 2013, respectively	21,580	15,433
Additional paid-in capital	5,596,304	2,118,339
Accumulated deficit	(6,557,152)	(1,744,347)
Total shareholders' equity (defecit) of the Company	(939,268)	389,425
Non-controlling interest	(66,523)	(74,818)
Total stockholders' equity (deficit) to the Company	(1,005,791)	314,607

Total liabilities and stockholders' equity (deficit)	$2,107,049	$1,432,474

The accompanying notes are an integral part of these consolidated financial statements.

EPIC STORES CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(AUDITED)

	Years Ended
	December 31, 2014	December 31, 2013

Retail revenues	$5,207,572	$3,153,564
Wholesale revenues	853,293	1,359,243
Total revenues	6,060,865	4,512,807

Cost of revenues	(1,367,870)	(1,059,740)

Gross profit	4,692,995	3,453,067

Operating expenses
Payroll and related expenses	3,486,860	1,593,230
General and administrative expenses	2,564,527	1,523,904
Rent expense	1,742,732	667,590
Professional fees	862,439	1,000,133
Depreciation expense	249,703	180,688
Total operating expenses	8,906,261	4,965,545

Loss from operations	(4,213,266)	(1,512,478)

Other income (expense)
Interest expense	(81,617)	(80,152)
Other income	41,266	38,011
Total other expense	(40,351)	(42,141)

Net loss	$(4,253,617)	$(1,554,619)

Less: Net gain (loss) attributable to non-controlling interest	$42,051	$(101,650)

Net loss attributable to the Company	$(4,295,668)	$(1,452,969)

Basic loss per common share	$(0.24)	$(0.11)

Basic weighted average common
shares outstanding	18,064,196	12,996,871

The accompanying notes are an integral part of these consolidated financial statements.

EPIC STORES CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(AUDITED)

	Preferred Stock		Common Stock		Additional	Accumulated	Total Stockholders'	Non-controlling	Total Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Equity (Deficit)	interest	Equity (Deficit)
Balance, December 31, 2012	-	-	12,703,447	$12,703	$574,069	$(284,401)	$302,371	$132,897	$435,268
									-
Shares issued in lieu of salaries payable	-	-	82,941	83	46,917		47,000		47,000
Shares issued for direct investment	-	-	2,647,057	2,647	1,497,353		1,500,000		1,500,000
Dividends declared						(6,977)	(6,977)	(106,065)	(113,042)
Net loss						(1,452,969)	(1,452,969)	(101,650)	(1,554,619)
Balance, December 31, 2013	-	-	15,433,445	15,433	2,118,339	(1,744,347)	389,425	(74,818)	314,607

Shares issued in lieu of salaries payable	-	-	446,470	447	252,553		253,000		253,000
Shares issued for direct investment	-	-	5,700,001	5,700	3,225,412		3,231,112	20,000	3,251,112
Dividends declared						(517,137)	(517,137)	(53,756)	(570,893)
Net income (loss)						(4,295,668)	(4,295,668)	42,051	(4,253,617)
Balance, December 31, 2014	-	-	21,579,916	$21,580	$5,596,304	$(6,557,152)	$(939,268)	$(66,523)	$(1,005,791)

The accompanying notes are an integral part of these consolidated financial statements.

EPIC STORES CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AUDITED)

	Years Ending
	December 31, 2014	December 31, 2013
Cash Flows from Operating Activities
Net loss	$(4,253,617)	$(1,554,619)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued in lieu of salaries payable	253,000	47,000
Depreciation and amortization	249,703	180,688
Changes in assets and liabilities
Increase in deferred rents	648,979	159,894
Increase in prepaid expense	(9,362)	-
Increase in deposits	(14,991)	(14,267)
(Increase) decrease in inventory	13,009	(90,548)
Increase in accounts payable and accrued liabilities	639,726	130,065
Increase (decrease) in accounts receivable	(13,425)	39,932
Net cash used in operating activities	(2,486,978)	(1,101,855)

Cash Flows from investing
Purchase of fixed assets	(420,303)	(110,677)
Investment in tenant improvements	(479,386)	-
Net cash used in investing activities	(899,689)	(110,677)

Cash Flows from Financing Activities
Proceeds from issuance of Common stock	3,251,112	1,500,000
Dividends paid to shareholders	(474,233)	(113,042)
Proceeds from notes payable	500,000	-
Proceeds from related party debts	52,000	37,000
Principal payments on capital leases	(34,708)	(19,245)
Net cash provided by financing activities	3,294,171	1,404,713

Net increase (decrease) in cash	(92,496)	192,181

Beginning cash balance	250,188	58,007

Ending cash balance	$157,692	$250,188

Supplemental disclosure of cash flow information
Cash paid for interest	$49,617	$73,485
Cash paid for tax	$-	$-

Non-Cash investing and financing transactions
Common stock issued for debt	$253,000	$47,000

The accompanying notes are an integral part of these consolidated financial statements.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

1.   ORGANIZATION AND DESCRIPTION OF BUSINESS
History and Organization
Epic Stores, L.L.C.  ("Epic 1") was incorporated on December 2, 2010 as an Arizona limited liability company.  Epic 1 opened its first store in Phoenix, Arizona in 2011. It then formed a company, Epic Stores 2 LLC ("Epic 2"), a Nevada limited liability company, on September 20, 2011 to open its second retail location in Las Vegas, Nevada. On February 16, 2012, a second company, Epic Stores III LLC ("Epic 3"), a Nevada limited liability company, was formed to open the third retail location in Las Vegas, Nevada. After opening the third store, Epic 1 determined that its growth plans would be more efficiently reached if all the stores were operated under the same limited liability company. As a result, Epic 1 opened three locations in 2013 and five additional locations in 2014. Effective January 1, 2015, the sole member of each of Epic 2 and Epic 3 assigned all of its membership interest in Epic 2 and Epic to Epic 1 pursuant to the terms of an assignment and assumption of membership interests agreement.
On February 11, 2015, Epic Stores LLC ("Epic LLC"), a Nevada limited liability company, was formed. On February 11, 2015, Epic 1 merged with and into Epic LLC, with Epic LLC as the surviving corporation, for the purposes of changing its jurisdiction of formation from Arizona to Nevada. On May 4, 2015, Epic Stores Corp. ("Epic Corp.") was incorporated under the laws of the State of Nevada. Pursuant to a contribution agreement dated May 12, 2015, Epic LLC contributed all of its assets, including all of the membership interests in Epic 2 and Epic 3, to Epic Corp. In accordance with Accounting Standards Codification ("ASC") 505, the equity presentation has been retroactively applied to the presentation of these financial statements. (See Note 12 – SUBSEQUENT EVENTS for additional details.) As of the date of these financial statements, all members' units in Epic LLC have been surrendered in exchange for shares of common stock of Epic Corp.
Atlas Global LLC ("Atlas") was incorporated on October 6, 2011, as an Arizona limited liability company. Atlas is a supply and logistics company which specializes in sourcing second hand goods. Atlas is controlled by the majority shareholders of Epic Corp. and supplies the majority of its goods to Epic Corp. As a result of the common control and business concentrations as between Atlas and Epic Corp., it is deemed to be a variable interest entity of Epic Corp.
Epic Corp., Epic LLC, Epic 2, Epic 3, and Atlas, a variable interest entity, are collectively referred to herein as the "Company", unless the context otherwise requires.
Description of Business
The Company is a second hand goods retailer that operates second hand retail stores in the United States. The Company focuses on offering high quality, on-trend second hand clothing, accessories and household products at affordable prices. Additionally, the Company sells used goods through the wholesale market that do not meet or exceed its strict quality standards. The Company maintains executive offices in Phoenix, Arizona.
As at January 1, 2014, the Company had six operating stores, two in Nevada and four in Arizona. The Company has pursued an aggressive growth strategy and opened four additional locations during 2014. As of December 31, 2014, the Company had 11 stores in operation in three states, Arizona, Nevada and Colorado.
As of the date of this filing, the Company has opened one additional location in Texas. In total, it currently has 12 operating locations and one location under construction.
2.   BASIS OF PRESENTATION AND GOING CONCERN
Principles of Consolidation – The consolidated financial statements include the accounts of the Company, its subsidiaries and Atlas. All significant intercompany balances and transactions have been eliminated.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

2.   BASIS OF PRESENTATION AND GOING CONCERN (continued)
Going Concern – The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $7,271,175 since its inception and requires additional capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuance of common stock is unknown. Additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations, are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.
3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.
Use of Estimates – The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.
Cash and Cash Equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. There was $157,692 and $250,188 in cash and cash equivalents as of December 31, 2014 and December 31, 2013, respectively.
Fair Value of Financial Instruments – The carrying amounts reflected in the balance sheets for cash, accounts payable and accrued expenses approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.
As required by the Fair Value Measurements and Disclosures topic of the Financial Accounting Standards Board ("FASB") ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: Level 1 – observable inputs such as quoted prices in active markets; Level 2 – inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and Level 3 – unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.
The three levels of the fair value hierarchy are described below:
Level 1: Cash and unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and
Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Variable interest entity – A variable interest entity ("VIE") is an entity that either (a) has insufficient equity to permit the entity to finance its activities without additional subordinated financial support or (b) has equity investors who lack the characteristics of a controlling financial interest. A VIE is consolidated by its primary beneficiary. The primary beneficiary has both the power to direct the activities that most significantly impact the entity's economic performance and the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the VIE. As of December 31, 2014 and 2013, Epic Corp. determined that Atlas fit the description of a VIE, with Epic Corp. as the primary beneficiary, because the officers and directors of Epic Corp. are the majority shareholders of Atlas and have the ability to direct the activities of the entity. As a result, Atlas has been consolidated in the Company's financial statements. If Epic Corp. determines in the future that it does not have operating power over Atlas and the obligation to absorb Atlas's losses or receive benefits, such that Epic Corp. is no longer the primary beneficiary of Atlas, the Epic Corp. will not consolidate Atlas for the applicable financial period.
Property and Equipment – Property and equipment are recorded at historical cost.  Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:

Collection Bins	10 Years
Furniture and Fixtures	5 - 7 Years
Leasehold Improvements	Shorter of lease term or useful life.
Impairment of Long-Lived Assets – The Company assesses long-lived assets or asset groups for recoverability on a quarterly basis and when events or changes in circumstances indicate that their carrying amount may not be recoverable. The Company considers the following indicators, among others, that may trigger an impairment: (i) loss from operations or income from operations significantly below historical or projected future operating results; (ii) significant changes in the manner or use of the assets or in the Company's overall strategy with respect to the manner or use of the acquired assets or changes in its overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company's stock price for a sustained period of time; and (vi) regulatory changes.
The Company evaluates the performance of its stores to determine impairment of its long-lived assets at retail stores. Stores that have been operating for less than 12 months are excluded from the analysis because of lack of historical financial results or trends. Each new store needs between 12 months and 24 months to mature and begin generating positive cash flows. For purposes of this evaluation, long-lived assets subject to store impairments include leasehold improvements as well as certain intangible assets such as broker and finder fees, lease rights, key money on store leases, and any other non-transferable assets. All intangible assets are subject to impairment analysis if they are non-refundable in nature.
If the Company identifies an indicator of impairment, it assesses recoverability by comparing, per store, the carrying amount of the store assets to the estimated future undiscounted cash flows associated with the store. An impairment loss is recognized when the carrying amount is not recoverable and is measured as the excess of carrying value over fair value. Such estimated fair values are generally determined by using the discounted future cash flows using a rate that approximates the Company's weighted average cost of capital.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
The key assumptions used in management's estimates of projected cash flow at its retail stores deal largely with forecasts of sales levels, gross margins and payroll costs. These forecasts are typically based on historical trends and take into account recent developments as well as management's plans and intentions. Any material change in manufacturing costs or raw material costs could significantly impact projected future cash flows of retail stores, and these factors are considered in evaluating impairment. Other factors, such as increased competition or a decrease in the desirability of the Company's products, could lead to lower projected sales levels which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.
The Company performed a recoverability test on its stores and did not identify any indicators of impairment at its retail stores, and determined that no impairment charges were required, for the years ended December 31, 2014 and 2013, respectively.
Revenue Recognition –  The Company recognizes revenue on arrangements in accordance with ASC Section 605, "Revenue Recognition" and the Securities and Exchange Commission Staff Accounting Bulletins No. 101, "Revenue Recognition in Financial Statements" and No. 104, "Revenue Recognition". In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured. For the periods ended December 31, 2014 and 2013, the Company reported revenues of $5,207,572 and $3,153,564, respectively.
ASC 605-45-50-3 and ASC 605-45-50-4, "Taxes Collected from Customers and Remitted to Governmental Authorities" provide that the presentation of taxes on either a gross or net basis is an accounting policy decision. The Company collects various taxes assessed by governmental authorities and records these amounts on a net basis.
Sales Returns and Allowances–The Company analyzes its historical sales return experience and records an allowance for its wholesale, online and retail store sales. Estimating sales returns is based on many factors including expected return data communicated by customers. The Company regularly reviews those factors and makes adjustments when it believes that actual product returns and claims may differ from established reserves. If actual or expected future returns and claims are significantly greater or lower than reserves established, the Company would decrease or increase net revenues in the period in which it made such determination.
Inventories –Merchandise inventory is valued at the lower of average cost or market, utilizing the weighted average method.  Average cost includes the direct cost of merchandise and related expenses. The Company records merchandise receipts at the time that both title and risk of loss for the merchandise transfers to the Company.
The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors, and records lower of cost or market reserves for such identified excess and slow-moving inventories. As of December 31, 2014 and 2013, no such reserve had been recorded.
Stock-Based Compensation – The Company follows the guidelines in FASB Codification Topic ASC 718-10 "Compensation - Stock Compensation", which provides investors and other users of financial statements with more complete and neutral financial information, by requiring that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. ASC 718-10 covers a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As of December 31, 2014 and December 31, 2013, the Company has not implemented an employee stock based compensation plan.
Non-Employee Stock Based Compensation –  The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50. The Company may issue compensatory shares for services including,

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.
Earnings (Loss) per Share – The Company reports earnings (loss) per share in accordance with FASB Standards ASC 260-10 "Earnings Per Share", which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.
Advertising – The Company does not defer advertising expenses but expenses them as incurred. Advertising expenses were $228,960, and $225,812 for the years ended December 31, 2014 and 2013, respectively, and were included in general and administrative expenses in the consolidated statements of operations.
Concentration of Credit Risk – Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash (the amounts of which may, at times, exceed Federal Deposit Insurance Corporation limits on insurable amounts) and trade accounts receivable relating substantially to the Company's U.S. Wholesale segment.  Cash is managed within established guidelines, and the Company mitigates its risk by investing through major financial institutions.
Concentration of credit risk with respect to trade accounts receivable is limited by performing on-going credit evaluations of the Company's customers and adjusting credit limits based upon payment history and the customer's current credit worthiness. Collections and payments from customers are continuously monitored.
The Company maintains an allowance for doubtful accounts which is based upon historical experience and specific customer collection issues that have been identified. While bad debt expenses have historically been within expectations and allowances established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past.
Income Taxes – The Company was a limited liability company from inception until May 20, 2015 and treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company or its subsidiaries that are organized as limited liability companies have been provided for in the accompanying consolidated financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.
Deferred Rent, Rent Expense and Tenant Allowances – The Company occupies its retail stores, corporate office, manufacturing facilities, and distribution center under operating leases with terms of one to eleven years. Some leases contain renewal options for periods ranging from five to seven years under substantially the same terms and conditions as the original leases but with rent adjustments based on various factors specific to each agreement. Many of the store leases require payment of a specified minimum rent, a contingent rent based on a percentage of the store's net sales in excess of a specified threshold, plus defined escalating rent provisions. The Company recognizes its minimum rent expense on a straight-line basis over the term of the lease (including probable lease renewals) plus the construction period prior to occupancy of the retail location using a mid-month convention. Further, rent expenses include payments of real estate taxes, insurance and certain common area and maintenance costs in addition to the future minimum operating lease payments. Certain lease agreements provide for the Company to receive lease inducements or tenant allowances from landlords to assist in the financing of certain property. These inducements are recorded as a component of deferred rent and amortized as a reduction of rent expense over the term of the related lease.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Capital Lease Obligations – The Company leases certain equipment and vehicles that are classified as capital leases. The cost of equipment and vehicles under capital lease is included in the consolidated balance sheets as property and equipment and was recorded, net of accumulated depreciation, at $179,762 and $119,022 at December 31, 2014 and 2013, respectively. Accumulated depreciation of the leased equipment was recorded at $53,999 and $22,424 at December 31, 2014 and 2013, respectively.
Recently Issued Accounting Pronouncements – On June 10, 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity ("DSE") in its entirety from current accounting guidance. The Company has elected early adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.
The Company has evaluated the all other recent accounting pronouncements through May 22, 2015, and believes that none of them will have a material effect on the Company's financial position, results of operations or cash flows.
4.  VARIABLE INTEREST ENTITY
As of December 31, 2014 and 2013, the Company determined that Atlas Global, LLC fit the description of a variable interest entity, with the Company. as the primary beneficiary, because the officers and directors of Epic Corp. are the majority shareholders of Atlas and have the ability to direct the activities of the entity.  Atlas is also contracted to provide all inventory collected that meets quality standards to Epic at fixed rates.  As a result of the control Epic has over Atlas the accounts of Atlas have been consolidated with the accounts of the Company in accordance with ASC 810-10.
The carrying amount and classification of the assets and liabilities of Atlas that are included in the consolidated balance sheets are as follows:

	December 31, 2014	December 31, 2013
Total current assets	$94,474	$88,491
Total assets	562,322	439,742
Total current liabilities	140,365	84,800
Total liabilities	629,365	521,800

The amounts shown in the above table as of December 31, 2014 and 2013 include intercompany payables and receivables that have been eliminated in consolidating Atlas with the Company. As of December 31, 2014 and December 31, 2013, $62,820 and $43,702 were payables due to Atlas for inventory received. As of December 31, 2014 and 2013, $7,288 and $0 were payable to Epic for expenses paid on behalf of Atlas.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

4.  VARIABLE INTEREST ENTITY (continued)

The amounts and classification of income and expenses of Atlas that are in the consolidated statements of operations are as follows:

	Years Ending
	December 31, 2014	December 31, 2013
Revenues	$2,228,086	$1,563,217
Cost of goods	(1,378,689)	(791,287)
Gross margin	849,397	771,930
Expenses	807,346	873,580
Net income (loss)	$42,051	$(107,650)

The amounts shown in the above table for the years ending December 31, 2014 and 2013 include sales and purchases that have been eliminated in consolidating Atlas with the Company. During the years ending December 31, 2014 and December 31, 2013, the Company purchased inventory from Atlas of $1,764,315 and $256,720, respectively.
5.    INVENTORY
The components of inventories are as follows:
	December 31,
	2014	2013
Merchandise goods	$217,109	$230,118
	217,109	230,118
Less reserve for inventory shrinkage and obsolescence	-	-
Total, net of reserves	$217,109	$230,118
The Company evaluated the need to increase its market reserves for excess and slow-moving inventories and determined that no reserve was needed for the years ending December 31, 2014 and December 31, 2013. As part of the Company's valuation analysis of inventory, the Company also analyzed its inventory to determine if reserves were needed for slow moving inventories or inventory shrinkage. At December 31, 2014 and 2013, respectively, the Company determined no such reserves were needed.
6.    FIXED ASSETS
Fixed assets consist of the following:
	December 31,
	2014	2013
Furniture and fixtures	$788,735	$467,635
Donation bins	631,047	505,344
Capitalized equipment leases	179,762	119,022
	1,599,524	1,092,001
Less accumulated depreciation and amortization	(470,393)	(233,258)
Property and equipment, net	$1,129,151	$858,743

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

6.    FIXED ASSETS (continued)
Fixed assets are recorded on the basis of cost and depreciated using a straight-line method over the estimated useful lives of fixed assets. Leasehold improvements are amortized over the estimated useful life of the assets. Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset's remaining useful life. The Company expenses maintenance and repair costs as incurred.
Depreciation expense for the years ended December 31, 2014 and 2013 was $242,211 and $177,746, respectively.
7.            TENANT IMPROVEMENTS
Tenant improvements consist of the following
	December 31,
	2014	2013
Tenant Improvements	$538,329	$58,855
Less accumulated depreciation and amortization	(14,414)	(6,834)
Property and equipment, net	$523,915	$52,021

Leasehold improvements are amortized over the shorter of the useful life of the assets or the estimated lease term (including probable lease renewals). Expenditures which significantly improve or extend the life of an asset are capitalized and depreciated over the asset's remaining useful life. The Company expenses maintenance and repair costs as incurred.
Depreciation expense for the years ended December 31, 2014 and 2013 was $7,492 and $2,942, respectively.
8.      RELATED PARTY TRANSACTIONS
On September 1, 2013, the Company issued an unsecured promissory note in the principal amount of $200,000 to a family member of an officer of the Company. The note bears a 16% annual interest rate and matures five years from the date of issuance. The Company is required to make interest only payments until maturity at which time the note is to be paid in full.
Subsequent to the year ended December 31, 2014, the Company and the note holder agreed to settle the balance of the note by way of the issuance of units of Atlas. (See Note 12 – SUBSEQUENT EVENTS for additional details)
From time to time, members of the Company have advanced funds to support its operations. As of December 31, 2014 and 2013, the outstanding balance of advanced funds was $89,000 and $37,000, respectively.  The advances are due on demand and do not bear interest.
Subsequent to the year ended December 31, 2014, the members agreed to settle the outstanding balance of the debt by way of the issuance of units of Atlas. (See Note 12 – SUBSEQENT EVENTS for additional details).

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

8.      RELATED PARTY TRANSACTIONS (continued)
During the year ending December 31, 2014 Dynamic Solutions Nevada LLC ("Dynamic") an entity 90% owned by Brian Davidson, an officer and shareholder of the company. Dynamic acted as the general contractor for tenant improvements performed at several stores.  The total billings related to these tenant improvements during the year ending December 31, 2014 was $410,289, of which $118,133 remained outstanding as of December 31, 2014.   Subsequent to the year ending December 31, 2014, additional tenant improvements were conducted during the four months ending April 30, 2014, total billings for these tenant improvements was $43,535.  As of April 30, 2015 the Company had paid all amounts due to Dynamic.
During the years ending December 31, 2014 and 2013 management consulting fees were paid to the officers in accordance with management agreements.  The terms of these agreements are as follows.
The Company entered into annual consulting agreements with C. Wayne Riggs to serve as the Manager of the company.  During the years ending December 31, 2014 and 2013 Mr. Riggs was to receive annual compensation of $230,000 and $116,667, respectively, for management and business development services.  During the years ending December 31, 2014 and 2013 he received compensation of 65,000 and 81,667, respectively. On December 31, 2014 the Company settled $165,000 of unpaid compensation through the issuance of 291,176 shares of the Company's common stock. On December 31, 2013 the Company settled $35,000 of unpaid compensation through the issuance of 61,765 shares of the Company's common stock.
The Company entered into annual consulting agreements with Brian Davidson to serve as the Chief Executive Officer of the company.  During the years ending December 31, 2014 and 2013 Mr. Davidson was to receive annual compensation of $164,00 and $118,800, respectively, for management and business development services.  During the years ending December 31, 2014 and 2013 he received compensation of 76,000 and 106,800, respectively. On December 31, 2014 the Company settled $88,000 of unpaid compensation through the issuance of 155,294 shares of the Company's common stock. On December 31, 2013 the Company settled $12,000 of unpaid compensation through the issuance of 21,176 shares of the Company's common stock.
The Company entered into annual consulting agreements with Bobby J Riggs to serve as the Chief Operating Officer of the company.  During the years ending December 31, 2014 and 2013 Mr. Riggs received annual compensation of $128,000 and $86,143, respectively, for management and business development services.
The Company entered into a management consulting agreement with Titan Investments, LLC, an entity jointly held by Mr. Wayne Riggs, Brian Davidson, and Bob Riggs, to assist in the management of the Company, perform market research and assist with the negotiations of lease agreements.  During the years ending December 31, 2014 and 2013 Titan Investments received compensation of $380,912 and $295,258, respectively, for consulting services. Subsequent to the year ending December of 2014, the Company terminated its consulting agreement with Titan Investments, LLC.
9.      NOTES PAYABLE
Epic Corp.
On August 15, 2014, the Company issued two unsecured promissory notes to two investors, each in the principal amount of $250,000. The notes bear a 16% annual interest rate, maturing at the earlier of the sale of the Company or December 31, 2018. The notes also carry provisions that allow the holder to call the balance prior to maturity subject to early withdrawal penalties as follows: 12% if called in 2015, 8% if called in 2016 and 4% if called in 2017.
Subsequent to the year ended December 31, 2014, the Company and the note holders agreed to settle 50% of their respective balances by way of the issuance of shares of Epic Corp.'s $0.001 par value common stock. (See Note 12 – SUBSEQUENT EVENTS for additional details)

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)
9.      NOTES PAYABLE (continued)
Atlas
On October 19, 2012, the Company issued a secured promissory note in the principal amount of $200,000. The note held a 10% annual interest rate and matured twelve months from the date of issuance. The Company repaid the balance plus all interest due on September 16, 2014. The note was secured by real property owned by an officer of the Company.
On April 4, 2012, the Company issued an unsecured promissory note to an investor in the principal amount of $100,000. The note bears a 16% annual interest rate and matures five years from the date of issuance. The Company is required to make interest only payments until maturity, at which time the note is to be paid in full.
On August 7, 2012, the Company issued an unsecured promissory note to an investor in the principal amount of $100,000. The note bears a 16% annual interest rate and matures five years from the date of issuance. The Company is required to make interest only payments until maturity at which time the note is to be paid in full.
9.    STOCKHOLDERS' EQUITY (DEFICIT)
Subsequent to the year ending December 31, 2014, the Company converted Epic LLC into Epic Corp., a Nevada corporation. In accordance with ASC 505, the equity presentation has been retroactively applied to the presentation of these financial statements. (See Note 12 – SUBSEQUENT EVENTS for additional details.) A description of both the common stock of Epic Corp. and the members' equity of Epic LLC for the years ending December 31, 2014 and 2013 are discussed below. As of the date of these financial statements, all members' units have been surrendered in exchange for shares of common stock of Epic Corp.
Description of Share Capital of Epic Corp.
Common Stock
The Company is authorized to issue 100,000,000 shares of common stock having a par value of $0.001 per share. The Company had 21,579,916 and 15,433,455 issued and outstanding shares of common stock as of December 31, 2014 and December 31, 2013, respectively.
Preferred Stock
The Company is authorized to issue 10,000,000 shares of preferred stock having a par value of $0.001 per share. The Company had no issued and outstanding shares of preferred stock as of December 31, 2014 and December 31, 2013, respectively.
The Company's board of directors has the ability to designate rights to its preferred stock. As of the date of these financial statements, the board has made no such designation.
Description of Epic LLC Membership Interests prior to Contribution of Assets of Epic LLC to Epic Corp.
The membership interest of each member in the Company is in the form of units. The units are subdivided into four separate and distinct classes.
"Class A Units," represent common ownership and may received dividends if declared and after all preferred returns have been issued.
"Class B Units," represent preferred investments into the Company's stores that are entitled to receive priority dividends and a priority return if the Company were to sell substantially all of its assets.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

9.    STOCKHOLDERS' EQUITY (DEFICIT) (continued)
"Class C Units," represent preferred investments into the Company's stores that are entitled to accrued priority dividends when declared and a priority return if the Company were to sell substantially all of its assets.
"Class D Units," represent preferred investments into the Company's stores that are entitled to receive priority dividends and a priority return if the Company were to sell substantially all of its assets.
All units were subject to a resale restrictions requiring that the member hold the unit for a minimum of one calendar year from the date of original issue.
The Company is authorized to issue a total of 300 Class A Units, 80 Class B Units, 20 Class C Units and 80 Class D Units. The Company's manager, with the approval of the holders of a majority of the Class A Units then issued and outstanding, may issue such units upon payment of a subscription price. The Company may issue fractional units.
The Company had 200 and 190 Class A Units issued and outstanding as of December 31, 2014 and 2013, respectively.
The Company had 7.5 and 18.6 Class B Units issued and outstanding as of December 31, 2014 and 2013, respectively.
The Company had 3.17 and 7.1 Class C Units issued and outstanding as of December 31, 2014 and 2013, respectively.
Investment in Epic LLC Units
During the year ending December 31, 2013, the Company received $1,500,00 from five investors to purchase 2,647,057 shares of the Company's common stock.
On December 31, 2013, two officers of the Company converted $47,000 of unpaid salaries into 82,941 shares of the Company's common stock.
During the year ending December 31, 2014, the Company received $3,231,112 from eight investors to purchase 5,700,001 shares of the Company's common stock.
On December 31, 2013, two officers of the Company converted $253,000 of unpaid salaries into 446,470 shares of the Company's $0.001 par value common stock.
Dividends Paid and Declared
Distribution rights of members units
If dividends were declared the order of distribution was:
a)	First, to the Class B members in proportion to and to the extent of their respective priority dividend, if any; and
b)	The balance, if any, to each Class A Members in proportion to such member's percentage interest.
During the year ended December 31, 2014, the Company declared and paid $113,042 in dividends.
During the year ended December 31, 2014, the Company declared $570,893 in dividends and paid $474,233 in dividends to share holder.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

9.    STOCKHOLDERS' EQUITY (DEFICIT) (continued)
Atlas Global, LLC
The interest of each member of Atlas is in the form of units. Atlas has a class of units designated as Class A Units, which represent capital interests.  Each Class A Unit is subject to a resale restriction requiring that the member hold the unit for a minimum of one calendar year from the date of original issue.
Atlas had 100 units issued and outstanding as of December 31, 2014 and 2013.
Investment in Atlas Units
On December 31, 2014, a member contributed $20,000 to Atlas, but no additional units were issued as a result of the contribution.
10.    COMMITMENTS AND CONTINGENCIES
The Company does not have any off-balance sheet transactions.
Contractual Obligations
The following illustrates the Company's contractual obligations as of December 31, 2014 and the respective future commitments related to same:

		Year 1	Year 2	Year 3	Year 4	Year 5
	Total	December 2015	December 2016	December 2017	December 2018	December 2019	Thereafter

Long-Term Debt Obligations	$900,000	$-	$-	$900,000	$-	$-	$-
Capital Leases	172,960	45,052	40,724	40,723	26,360	12,587	7,395
Operating Lease Obligations	16,934,523	1,887,780	2,009,821	2,028,724	2,005,070	1,705,248	7,197,879
Total	$18,007,483	1,932,832	2,050,545	2,969,447	2,031,430	1,717,835	7,205,274

Property Lease Obligations. The Company has entered into various operating lease agreements with terms ranging from 5 to 20 years that expire between March 2016 and June 2025. In almost all cases the rent agreements provide for annual rent escalations and abatements. In accordance with ASC 840, the Company has recorded all of the leases on a straight-line basis over the respective lease term. The difference between the rent recorded under ASC 840 and actual lease payments is reflected as deferred rent in the accompanying financial statements. The Company has recorded deferred rent of $943,969 and $294,990 as of December 31, 2014 and 2013, respectively, and rent expense of $1,742,732 and $657,590, respectively.
The remaining aggregate lease payments under the operating leases for the Company's facilities as of December 31, 2014 are as follows:

2015	$1,887,780
2016	2,009,821
2017	2,028,724
2018	2,005,070
2019	1,705,248
Thereafter	7,197,879
$16,834,523

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

11.    INCENTIVES FROM LESSORS
The Company received $211,017 from landlords as construction contributions pursuant to agreed-upon terms of certain lease agreements as of December 31, 2014.
Landlord construction contributions usually take the form of up-front cash reimbursements for tenant improvements. Depending on the specifics of the leased space and the lease agreement, amounts paid for structural components are recorded during the construction period as leasehold improvements and the landlord construction contributions are recorded as an incentive from lessor. The incentive from lessor is amortized over the life of the lease and netted against rent expense.
Amortization of the incentives from lessors was $12,908 and $255 for the fiscal years ended December 31, 2014 and December 31, 2013, respectively.
12.    SUBSEQUENT EVENTS
On January 1, 2015, the Company renegotiated agreements with Wayne Riggs, Brian Davidson and Bob Riggs.  Under the terms of the renegotiated agreements, each officer is to receive $160,000 annually, a reimbursement for health insurance costs, and the right to participate in the Company's stock option plan, when and if established.
On March 2, 2015, the Company entered into a letter of intent with Be At TV, Inc. ("BE AT"), pursuant to which BE AT agreed to acquire all of the outstanding securities of the Company. In connection with the entry into the letter of intent, on March 18, 2015, the Company entered into a loan agreement with a third party lender, pursuant to which the lender agreed to make a loan in the principal amount of $750,000 to the Company. The loan bears interest at the rate of 12% per annum, and has a maturity date of September 18, 2015. As security for the secured convertible note, the Company provided the lender with security over all of the Company's assets pursuant to the terms of a general security agreement made by the Company in favour of the lender. In connection with the closing of the acquisition of the shares of the Company's common stock by BE AT, all amounts outstanding under the note were converted into units of BE AT at a deemed conversion price of $0.3675 per share, with each unit consisting of one share of common stock in the capital of BE AT and one warrant, each of which is exercisable into one share of common stock of BE AT at a price of $0.424 for a period of three years following the conversion date.
On March 3, 2015, the Company appointed Zachary Bradford to serve as the Chief Financial Officer ("CFO") of the Company. In his role, Mr. Bradford will have the responsibilities and authorities normally assigned to the office of CFO and as granted by the Company's board of directors. In connection with this appointment, the Company entered into a consulting agreement with Mr. Bradford, pursuant to which the Company agreed to pay Mr. Bradford a consulting fee of $5,500 per month, plus expenses incurred. The Company also entered into certain agreements with Bluechip Advisors LLC ("Bluechip"), a company in which Mr. Bradford holds a 50 percent interest, having a term from March 1, 2015 through February 28, 2016, pursuant to which Bluechip agreed to provide controller and accounting services for base fee compensation of $8,000 per month, plus expenses, for the Company's current eight stores, plus an additional fee of $200 per month for each other store opened. The Company also entered into a further agreement with Bluechip pursuant to which Bluechip agreed to provide services to the Company in connection with the preparation of financial statements and other public filings in connection with the closing of the acquisition of the Company by BE AT, for estimated fees of between $45,000 and $55,000, with $20,000 paid upon execution of the agreement, $10,000 paid on April 10, 2015 and the balance paid on presentation of final invoice by Bluechip.
During the quarter ended March 31, 2015, the Company received $400,000 from one investor to purchase 705,882 shares of the Company's common stock.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

12.    SUBSEQUENT EVENTS (continued)
On April 16, 2015, the Company issued a secured convertible promissory note in the principal amount of $200,000 to an investor. The note bears a 23% annual interest rate and matures on June 30, 2015. The note was convertible into one Class B Unit of Epic LLC. As a result of the contribution of all of the assets of Epic LLC into Epic Corp., the note is now convertible into 352,941 shares of the Company's common stock, which represents the pro rata value provided to each Class B Unit holder at the time of the contribution. The note is secured by all assets of the Company.
The note carries a break-up provision which states that the parties shall use commercially reasonable efforts to negotiate future financing and convert the then outstanding principal and interest of the note into securities of the Company.  In the event the parties are unable to agree on mutually agreeable terms on or prior to June 30, 2015, the Company shall pay to the lender, in addition to any other amounts due and owing under the note, a break-up fee in an amount equal to $50,000.
During the month ending April 30, 2015, the Company received $400,000 from two investors to purchase 1,031,788 shares of the Company's common stock.
On September 1, 2013, the Company issued a promissory note to a related party in the principal amount of $200,000. The note bore a 16% annual interest rate and was to mature five years from the date of issuance.
 On May 20, 2015, the Company and the note holder agreed to settle the principal amount outstanding under the note and the accrued interest thereon in exchange for the issuance of one unit of Atlas.
From time to time the stockholders of the Company have advanced funds to support its operations. As of December 31, 2014 and 2013, the outstanding balance of advanced funds was $89,000 and $37,000, respectively. The advances are due on demand and do not bear interest. On May 19, 2015, the Company and the debt holders agreed to settle the balance of the debt in exchange for one unit of Atlas.
On August 15, 2014, the Company issued two promissory notes to two investors, each in the principal amount of $250,000. The notes bore a 16% annual interest rate and were to mature at the earlier of the sale of the Company or December 31, 2018. On May 20, 2015, the Company and the note holders agreed to settle 50% of their respective balances outstanding under the note in consideration for the issuance of 317,229 shares of the Company's common stock to each of the note holders.
On May 4, 2015, Epic LLC entered into a contribution agreement with Epic Corp. pursuant to which Epic LLC contributed all of its assets to Epic Corp. in exchange for the issuance of an aggregate of 24,083,493 shares of the common stock of Epic Corp.
On May 21, 2015, Epic LLC and its members executed a conversion and liquidation agreement converting all units of Epic LLC into Class A Units, which in turn were converted into an aggregate of 24,083,493 shares of the common stock of Epic Corp. Upon execution of the conversion and liquidation agreement, the members of Epic LLC authorized its manager to take action as needed to dissolve Epic LLC.
As of May 21, 2015, the Company had declared and unpaid dividends totaling $74,687 due to Class C Unit holders. These unpaid dividends were settled through the issuance of an aggregate of 131,449 shares of common stock of Epic Corp. in connection with the contribution of all of the assets of Epic LLC to Epic Corp.
On June 3, 2015, the Company issued an aggregate of 3,000,000 shares of common stock to nine current stockholders of the Company for aggregate consideration of $3,000.

EPIC STORES CORP.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

12.    SUBSEQUENT EVENTS (continued)
On June 24, 2015, the Company entered into, and closed, a share exchange agreement dated June 24, 2015, among BE AT, the Company and the stockholders of the Company (the "Exchange Agreement"), pursuant to which BE AT acquired all of the Company's 27,083,493 issued and outstanding shares of common stock from the Company's stockholders in consideration for the issuance of an aggregate of: (i) 47,903,927 shares of BE AT's common stock, on the basis of 1.76875 BE AT shares for each share of the Company's common stock, and (ii) 2,764,457 warrants, each of which is exercisable into one share of BE AT's common stock at a price of $0.424 per share until June 24, 2018. As a result of the closing of the Exchange Agreement, the Company became a wholly-owned subsidiary of BE AT.
In connection with the closing of the Exchange Agreement, the principal amount outstanding under the March 18, 2015 note, and accrued interest thereon, totaling $770,959, was converted into units of BE AT at a deemed conversion price of $0.3675 per unit. Each unit consisted of one share of common stock in the capital of BE AT and one warrant, each of which is exercisable into one share of common stock of BE AT at a price of $0.424 until June 24, 2018.
In connection with the closing of the Exchange Agreement, BE AT experienced a change of control as four new directors, all of whom are directors of the Company, were appointed to BE AT's board, all of BE AT's prior management resigned and were replaced by management nominated by the Company, and former stockholders of the Company were issued shares of BE AT's common stock that constituted approximately 58.1% of BE AT's issued and outstanding shares, on an undiluted basis, at the time of closing of the Exchange Agreement. As a result, BE AT determined to treat the acquisition of the Company as a reverse merger and recapitalization for accounting purposes, with the Company as the acquirer for accounting purposes.